Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE LIBERTY TAX, INC.	Consolidated
STOCKHOLDER LITIGATION	C.A. No. 2017-0883-AGB

Stipulation and agreement of settlement AND RELEASE

This Stipulation and Agreement of Settlement and Release, dated March 13 2019, (the “Stipulation”) is entered into by and among (a) Plaintiffs Asbestos Workers’ Philadelphia Pension Fund and Erie County Employees Retirement System (“Plaintiffs”), on behalf of themselves and the Class;1 (b) nominal defendant Liberty Tax, Inc. (“Liberty” or the “Company”), and (c) defendants John T. Hewitt (“Hewitt”), Gordon D’Angelo (“D’Angelo”), Ellen M. McDowell (“McDowell”), Nicole Ossenfort (“Ossenfort”), and John Seal (“Seal”) (collectively, “Defendants”), by and through their respective undersigned counsel, and embodies the terms and conditions of the settlement of the above-captioned consolidated stockholder derivative and class action lawsuit (the “Action”). This Stipulation is submitted pursuant to Court of Chancery Rules 23 and 23.1.

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1 “Class” means all Liberty Class A Stockholders and their successors in interest, as of April 17, 2018, the date on which Plaintiffs filed the Verified Amended and Supplemented Derivative and Class Action Complaint. Excluded from the Class are Defendants, Edward L. Brunot, Kathleen E. Donovan, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield, Steve Ibbotson, and George Robson, as well as any person, firm, trust, corporation, or other entity related to, or affiliated with, any of them.

Subject to the approval of the Court of Chancery of the State of Delaware (the “Court of Chancery” or the “Court”) and the terms and conditions set forth herein and the approval of the Court, the Settlement embodied in this Stipulation is intended (i) to be a full and final disposition of the Action; (ii) to state all of the terms of the Settlement and the resolution of the Action; and (iii) to fully and finally compromise, resolve, dismiss, discharge and settle each and every one of the Released Claims (defined below) against each and every one of the Released Persons (defined below).

WHEREAS:

A.        On September 5, 2017, Liberty’s board of directors (the “Board”) terminated Hewitt from his position as the Company’s Chief Executive Officer (“CEO”) without cause after an investigation by Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”).

B.        On December 11, 2017, Plaintiff Asbestos Workers’ Philadelphia Pension Fund filed a Verified Stockholder Derivative Complaint nominally on behalf of the Company, in the matter captioned Asbestos Workers’ Philadelphia Pension Fund v. John Hewitt, et al., C.A. No. 2017-0883-AGB (the “Asbestos Workers’ Action”).

C.        On December 22, 2017, Plaintiff Erie County Employees Retirement System filed a Verified Derivative Complaint nominally on behalf of the Company, in the matter captioned Erie County Employees Retirement System v. John T. Hewitt, et al., C.A. No. 2017-0914-AGB (the “Erie Action”).

D.        On December 27, 2017, the Court entered an order (i) consolidating the Asbestos Workers’ Action and the Erie Action under the caption In re Liberty Tax, Inc. Stockholder Litigation, C.A. No. 2017-0883-AGB, (ii) appointing Plaintiffs as Co-Lead Plaintiffs, and (iii) appointing the law firms of Grant & Eisenhofer P.A., 123 Justison Street, Wilmington, Delaware 19801, and Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087, as Co-Lead Counsel in the Action.

E.        On January 8, 2018, Plaintiffs filed a Motion to Expedite Proceedings and a Motion for Preliminary Injunction, seeking to enjoin Hewitt from taking certain actions in the wake of his termination by the Company’s Board of Directors.

F.        Hewitt and Liberty filed their oppositions to Plaintiffs’ Motion to Expedite Proceedings on January 11, 2018, and Plaintiffs filed their reply brief in further support on January 12, 2018.

G.        The Court held a telephonic hearing on Plaintiffs’ Motion to Expedite Proceedings on January 16, 2018, and denied Plaintiffs’ motion.

H.        On February 16, 2018, Hewitt and Liberty each filed their respective Answer and Affirmative Defenses to the Verified Derivative Complaint filed by Plaintiff Erie County Employees Retirement System, which had been designated the operative complaint by Co-Lead Counsel pursuant to the Court’s consolidation Order.

I.        On March 7, 2018, a Verified Shareholder Derivative Complaint was filed nominally on behalf of the Company by RSL Senior Partners LLC (“RSL”) in the United States District Court, Eastern District of Virginia, in the Norfolk Division (the “E.D.Va. Complaint”). The case caption is RSL Senior Partners LLC v. Edward L. Brunot, et al., Case No. 2:18-cv-127 (E.D.Va.) (the “E.D.Va. Action”). RSL is a member of the Class and the claims and causes of action in the E.D.Va. Action are included within the “Released Plaintiffs’ Claims” as defined in section 2.2 below.

J.        On March 8, 2018, two federal securities cases previously filed in the United States District Court, Eastern District of New York, were consolidated by order under the caption In re Liberty Tax, Inc. Securities Litigation, No. 2:17-CV-07327-NGG-RML (E.D.N.Y.) (the “New York Securities Class Action”). Thereafter, on June 12, 2018, a Consolidated Amended Class Action Complaint was filed in the New York Securities Class Action alleging violations of the Securities Exchange Act.

K.        On April 17, 2018, Plaintiffs filed their Verified Amended and Supplemented Derivative and Class Action Complaint.

L.        On June 12, 2018, Nasdaq Listing Qualifications staff notified Liberty that it had determined to delist the Company’s common stock based on the Company’s non-compliance with Listing Rule 5250(c).

M.        On June 19, 2018, the Company exercised its right to appeal that determination, which stayed the delisting. A hearing was held before a Nasdaq panel on July 19, 2018.

N.        On July 19, 2018, Hewitt entered into a stock purchase agreement to sell all of his shares of Company Class A and Class B common stock to Vintage Tributum LP, an affiliate of Vintage Capital Management, LLC (the “Sale”). In connection with the Sale, all outstanding shares of the Company’s Class B common stock converted into shares of the Company’s Class A common stock.

O.        On July 31, 2018, the Nasdaq panel issued a decision to delist the Company’s securities, and all trading on Nasdaq ceased on August 2, 2018.

P.        Effective August 3, 2018, in connection with the Sale, Hewitt resigned from the Board and agreed to cause Gordon D’Angelo, Ellen M. McDowell, Nicole Ossenfort and John Seal to tender their resignations as Liberty directors.

Q.        On August 15, 2018, the Company exercised its right to appeal the Nasdaq panel’s decision to the Nasdaq Listing and Hearing Review Council pursuant to Rule 5820(a).

R.        On October 18, 2018, the Nasdaq Listing and Hearing Review Council issued a decision that affirmed the panel’s decision to delist the Company’s securities.

S.        The parties conducted fact discovery between April 2018 and December 2018, including Plaintiffs’ requests for production of documents from Defendants and three sets of interrogatories propounded on Defendants, as well as Defendants’ request for production of documents from Plaintiffs.

T.        After meeting and conferring with counsel for Defendants and third parties, Plaintiffs reviewed nearly 18,000 pages of documents produced by Defendants and third parties.

U.        On November 12, 2018, Co-Lead Counsel and counsel for Defendants participated in a full-day mediation session before Michele Yoshida, of Phillips ADR Enterprises, with Plaintiffs and Defendants exchanging mediation statements and exhibits addressing both liability and damages.

V.        On January 25, 2019, following weeks of arms’-length negotiations regarding a potential resolution, Plaintiffs and Defendants executed a Memorandum of Understanding setting forth the terms of a possible settlement, subject to the negotiation of a mutually agreeable stipulation of settlement and approval by the Court of Chancery.

W.        This Stipulation (together with the exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients, and reflects the final and binding agreement between the “Settling Parties.”2

X.        Plaintiffs, through Co-Lead Counsel, have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action.

Y.        Co-Lead Counsel have analyzed the evidence adduced during their investigation and through the discovery in the Action, and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

Z.        Based upon their investigation and prosecution of the Action, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of the Settlement and this Stipulation are fair, reasonable, and adequate to Plaintiffs and the other members of the Class and are in the best interests of the Company, Plaintiffs, and the Class. Plaintiffs, with the input of Co-Lead Counsel, have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (i) the substantial benefits that Plaintiffs and the other members of the Class will receive from the resolution of the Action; (ii) the attendant risks of litigation; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation. The Settlement and this Stipulation shall in no event be construed as, or deemed to be, evidence of a concession by Plaintiffs of any infirmity in the claims asserted in the Action.

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2 The “Settling Parties” is defined as the Plaintiffs and Defendants, collectively.

AA. Defendants have consulted RSL and its counsel in the E.D.Va. Action concerning the Settlement, and RSL has agreed to the release of claims and causes of action described in this Stipulation. RSL and its counsel in the E.D.Va. Action will make an application in the E.D.Va. Action for an award of attorneys’ fees and expenses, the amount of which has already been agreed to by and among the parties to the E.D.Va. Action. The parties to the E.D.Va. Action have agreed that the E.D.Va. Action will be dismissed with prejudice within five (5) business days of the later of (i) the date upon which the Settlement has been approved by the Court and after any appeals have been decided or, if after the time to appeal has run, no appeals have been made, and (ii) the date upon which RSL’s fee application has been adjudicated in the E.D.Va Action.

BB. Defendants deny all allegations of wrongdoing, fault, liability, or damage to Plaintiffs and as well as each and every other member of the Class. Defendants further deny that they engaged in any wrongdoing or committed, or aided or abetted, any violation of law or breach of duty and believe that they acted at all times properly, and in good faith, as more specifically set forth in paragraph 1.17 below. They are entering into this Settlement and Stipulation solely to avoid the substantial burden, expense, inconvenience, and distraction of continued litigation and to resolve each of the “Released Claims” (defined below) as against the “Released Persons” (defined below). The Settlement and this Stipulation shall in no event be construed as, or deemed to be, evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or factual allegation or of any fault or liability or wrongdoing or damage whatsoever or any infirmity in the defenses that any of the Defendants have or could have asserted.

CC. The Settling Parties recognize that the litigation has been filed and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith and further that the terms of the Settlement as set forth herein, were negotiated at arm’s-length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

NOW THEREFORE, it is STIPULATED AND AGREED, by and among Plaintiffs (individually and on behalf of the Class), and Defendants that, subject to the approval of the Court under Court of Chancery Rules 23 and 23.1 and the other conditions set forth herein, for good and valuable consideration set forth herein, the sufficiency of which is acknowledged, the Action against the Defendants shall be finally and fully settled, compromised, and dismissed, with prejudice, and that the Released Claims shall be finally and fully compromised, settled, released, discharged, and dismissed with prejudice against the Released Persons, in the manner set forth herein.

I.	TERMS OF SETTLEMENT

In consideration for the full settlement, satisfaction, compromise and release of the Released Claims (as defined below), and the dismissal of both this Action and the E.D.Va. Action with prejudice, the Parties have agreed to the following:

1.1       Liberty will implement a company-wide anti-harassment policy and training program, applicable to all full-time Liberty employees. The anti-harassment policy will be promulgated in the Company’s Code of Conduct, which will be distributed annually and require employee acknowledgment.

1.2       The Company will conduct yearly training on the Liberty Code of Conduct, including the anti-harassment policy, for managers and full-time employees.

1.3       The Company will terminate “for cause” any employee for whom a violation of the anti-harassment policy has been substantiated, either through an internal investigation and/or judicial decree.

1.4       The Company will conduct annual Board-level assessments of reported or alleged violations of the Company’s anti-harassment policies, and the manner and means by which alleged violations have been investigated and addressed.

1.5       The Board (or a designated Board-committee) will review and investigate any alleged violation of the Company’s anti-harassment policy by any executive officer of the Company.

1.6       Any employment agreement entered into within the next three years for any Company executive officer shall call for the forfeiture of both unvested and vested (but unexercised) equity awards, as well as severance payments, in the event of a “for cause” termination due to a violation of the anti-harassment policy.

1.7       The Company’s Audit Committee will approve any material amendments to Area Developer or franchisee agreements.

1.8       The Company will require Board approval of any contracts, agreements, or business relationships to be entered into between the Company on the one hand, and John Hewitt and/or any entities affiliated with John Hewitt on the other.

1.9       The Company has revised its governing documents to separate the roles of Chairman of the Board and Chief Executive Officer.

1.10       The Company will revise its Audit Committee Charter to reflect that all SEC filings made by the Company for the next two years must be pre-approved by a majority of the Audit Committee, in consultation with outside counsel as appropriate.

1.11       The Company will disclose via either a Form 8-K or 10-q filing with the Securities and Exchange Commission a full and complete copy of the ruling on the appeal of the Company’s delisting from the Nasdaq, dated October 18, 2018.

1.12       The Company will explore whether it is commercially reasonable to engage KPMG, Ernst & Young, Deloitte, or PriceWaterhouseCoopers as its independent auditor by December 31, 2019.

1.13       Listing of Company Stock:

(a)	The Company will undertake any and all actions requested or required by the Company’s current auditor (or its successor) to ensure that the Company regains compliance with Nasdaq listing requirements.

(b)	The Company will take all reasonable steps to list its common stock on the Nasdaq or NYSE by December 31, 2019.

(c)	The Company will take reasonable steps upon filing of its delinquent 10-Q, to list on the OTCQB market.

(d)	The Company shall use reasonable best efforts to maintain listing on the OTCQB, Nasdaq, or NYSE for a period of three years following the date of the approval of this settlement.

(e)	Nothing herein will affect the Company’s right to pursue any transaction, including but not limited to a merger, acquisition, recapitalization, tender offer, or going private transaction, in which case the listing obligations in this paragraph 1.13 may be modified, eliminated, or amended in the sole discretion of the Company or any of its successors.

1.14       Hewitt’s Agreement Not to Solicit Direct Company Employees Only:

(a)	For context only, reference is made to the Second Amended and Restated Employment Agreement dated July 1, 2016 between Hewitt (referred to therein as “Executive”) and the Company (the “Agreement”) (using the terms defined in the Agreement). Specifically, Section 9, which provides that the restrictions on Hewitt’s activities imposed by the Agreement expire on March 6, 2019.

(b)	Hewitt agrees that, through and including March 6, 2020, Hewitt shall not, directly or indirectly, by himself or through any third party, whether on his own behalf or on behalf of any other person or entity, (i) solicit or induce or endeavor to solicit or induce, divert, employ or retain, (ii) interfere with, or attempt to establish a business relationship of a nature that is competitive with the Company’s Business with any person that, on the date of this Stipulation, is a direct employee of the Company.

(c)	For the avoidance of doubt, the extension of the limited non-solicitation of direct Company employees restriction set forth in paragraph 1.14(b) above shall not apply to the solicitation or possible solicitation of persons or entities that, at any time, were solely Franchisees of the Company or their employees, or Area Developers of the Company, to anyone other than a direct Company employee on the date this agreement is signed, and/or to any other actual or potential non-competition or non-solicitation provisions or restrictive covenants or other restrictions of any kind included in the Agreement, all of which expire on March 6, 2019.

1.15       Hewitt acknowledges that this Action and the way it was pursued was a factor in Hewitt’s agreeing to the price he accepted for all of his Class A and Class B shares in July 2018, rather than rejecting the offer at that price and staying engaged to continue to assist the Company in the process of avoiding de-listing or ultimately working back towards re-listing (or any other option favorable to the shareholders) and/or further enhancing shareholder value.

1.16       Hewitt (through July 31, 2018) and the Company acknowledge that this Action was a material factor in the Board’s decision to hire Ernst & Young to conduct an assessment of Liberty’s corporate compliance program and to ultimately implement Ernst & Young’s recommendations by updating the Company’s:

(a)	Code of Conduct, effective July 2018;

(b)	Ethics Hotline Policy and Procedures, effective July 2018;

(c)	Conflicts of Interest Policy and Procedures, effective July 2018;

(d)	Insider Trading Policy, effective October 2018; and

(e)	Purchasing Policy, effective October 2018.

1.17       No admission of liability - Hewitt and Defendants have denied, and continue to deny, that they have committed any breach of duty or violation of any other law or engaged in any of the wrongful acts alleged in the Action, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and believe the Action is without merit. Any Defendants entering into or consenting to this Stipulation do so solely because the potential settlement would eliminate the burden, expense, and uncertainties inherent in further litigation.

1.18       The terms and conditions of this Stipulation cannot be used against Hewitt or any of the other Class B shareholder directors in any other litigation, including without limitation the New York Securities Class Action.

II.	SCOPE OF SETTLEMENT AND RELEASES

2.1       Effective upon the approval of the Settlement by the Court, the Action shall be dismissed with prejudice as to all Defendants and without fees or costs, except as expressly provided in this Stipulation.

2.2       Released Plaintiffs’ Claims means all claims and causes of action actually asserted in the Delaware Complaint, the Amended Delaware Complaint, and the E.D.Va. Complaint and all claims and causes of action arising from the facts alleged in the Delaware Complaint, the Amended Delaware Complaint, and the E.D.Va. Complaint that Plaintiffs, any other member of the Settlement Class, and/or the Company could have asserted (individually or on behalf of the Company) in the Action or the E.D.Va. Action, whether known or unknown, accrued or unaccrued, matured or not matured, liquidated or not liquidated, fixed or contingent, against the Company Released Persons (as defined herein); provided, however, that “Released Plaintiffs’ Claims” does not include, limit or release (i) any claim that is currently or in the future asserted in the individual right of shareholders in the New York Securities Class Action, or (ii) the right of any Party hereto to enforce the terms of the Stipulation or to seek relief for any breach of the Stipulation.

2.3       Released Defendants’ Claims means all claims, demands, suits, matters, issues, causes of action, liabilities, obligations, expenses, damages, losses, judgments, or any other matters of any kind, whether known or unknown, under state, federal or foreign law that have been, could have been, or in the future could be, asserted in any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Plaintiffs, any member of the Class, any other Liberty stockholder or their attorneys, that arise out of or relate in any way to the institution, prosecution, or settlement of this Action (except for claims to enforce the terms of the Settlement).

2.4       Released Claims means the Released Plaintiffs’ Claims together with the Released Defendants’ Claims.

2.5       Released Persons shall mean the (i) Defendants in the Action, (ii) defendants in the E.D.Va. Action (including those defendants who are not parties to this Stipulation, Edward L. Brunot, Kathleen E. Donovan, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield, Steve Ibbotson, and George Robson), and (iii) any of the Company’s past or present officers, directors, employees, consultants, financial or legal advisors (including the advisors of any former or current officer or director), accountants, or their affiliates, predecessors, successors and assigns ((i), (ii), and (iii) collectively, the “Company Released Persons”) as well as (iv) Plaintiffs, any member of the Class, any other Liberty stockholder or their attorneys.

2.6       Pursuant to the judgment entered following final court approval of the settlement, without further action by anyone, upon the effective date of the Settlement, the Company, Defendants, Plaintiffs, and each of the other members of the Settlement Class (each of the foregoing, a “Releasing Person”), on behalf of themselves and/or the Company, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Claim, and shall forever be barred and enjoined from prosecuting any or all of the Released Claims.

2.7       Unknown Claims means any Released Claim(s) that any Releasing Person(s) do not know of or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims that, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons or might have affected his, her or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive and relinquish, and each Class member shall be deemed to have and by operation of the Final Order and Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

III.	CONDITIONAL CERTIFICATION OF SETTLEMENT CLASS

3.1       For purposes of settlement only, the Settling Parties agree the Action shall be conditionally certified, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), as a non-opt out class consisting of all record holders and beneficial owners of Liberty Class A common stock as of April 17, 2018, together with their successors and assigns (except Defendants named herein, Edward L. Brunot, Kathleen E. Donovan, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield, Steve Ibbotson, and George Robson, as well as any person, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest).

IV.	SUBMISSION AND APPLICATION TO THE COURT

4.1       As soon as practicable, Plaintiffs and Defendants shall jointly apply for a scheduling order substantially in the form attached hereto as Exhibit A (the “Scheduling Order”) establishing the procedure for (i) the provision of notice to current Liberty stockholders and to Liberty stockholders as of April 17, 2018, in the forms attached as Exhibits B, C and D hereto (collectively, the “Notice”), and (ii) the Court’s consideration of the Settlement and the application of Plaintiffs’ counsel for attorneys’ fees and expenses.

V.	NOTICE

5.1       Liberty, at its sole expense, shall be responsible for providing any notice of the Settlement to current and former Liberty stockholders, as ordered by the Court. At least fourteen (14) calendar days before the Settlement Hearing, Liberty shall cause to be filed with the Court an appropriate affidavit or declaration with respect to the preparation and dissemination of the Notice.

VI.	ATTORNEYS’ FEES AND EXPENSES

6.1       Plaintiffs’ counsel intend to apply to the Court for an award of attorneys’ fees and expenses for the benefits obtained in the Action, including the Settlement. Defendants and the Company may oppose the amount of the fees and expenses requested in Plaintiffs’ counsels’ application. The Company (and/or its insurance carrier(s)) agrees to pay any amount awarded by the Court. Any such fees and expenses that are awarded by the Court shall be paid by or on behalf of Liberty or its successor (or its insurance carrier(s)) within five (5) business days of entry of an Order approving such award notwithstanding the existence of objections thereto, or the potential for appeal therefrom, subject to Plaintiffs’ counsel’s obligation to repay such fees and expenses in full in the event of reversal of such an award or in the appropriate amount in the event of reduction of such an award. Neither Liberty nor Defendants shall have any responsibility for the distribution of attorneys’ fees by and/or between Co-Lead Counsel. For the avoidance of doubt, attorneys’ fees and expenses to be paid as part of the Virginia Action shall not be subject to approval of the Delaware Chancery Court.

6.2       Neither the resolution of, nor any ruling regarding, any application for an award of attorneys’ fees and expenses in the Action shall be a precondition to this Settlement or to the dismissal with prejudice of the Action. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the release of the Released Claims and the other obligations of the Settling Parties under the Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from any order, if such appeal relates solely to the issue of any application for an award of attorneys’ fees and/or the reimbursement of expenses.

6.3       Except as specifically provided herein, Defendants shall bear no expenses, costs, damages, or fees alleged or incurred by Plaintiffs, any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. In the event the Settlement does not become final, nothing herein shall preclude Plaintiffs’ counsel from seeking an award of attorneys’ fees and expenses on grounds of mootness, nor preclude Defendants from opposing any such mootness fee application.

VII.	ORDER AND FINAL JUDGMENT

7.1       If the Court approves the Settlement (including any modification thereto made with the consent of the Settling Parties as provided for herein) following a hearing (the “Settlement Hearing”) as fair, reasonable, adequate and in the best interests of Plaintiffs, the Class, and the Company, Plaintiffs and Defendants shall request jointly that the Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit E (the “Final Order”).

VIII.	STIPULATION NOT AN ADMISSION

8.1       It is expressly understood that nothing in this Settlement or Stipulation nor any act or omission in connection therewith is intended or shall be deemed to be a presumption, concession or admission by: (i) any of the Defendants or Company as to the validity of any claims, defenses, other issues raised, or which might be or have been raised, in the Action or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies such wrongdoing or liability; or (ii) Plaintiffs as to the infirmity of any claim or the validity of any defense. The existence of the Settlement or Stipulation, its contents or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any Person for any purpose in the Action or otherwise, except as may be necessary to effectuate the Settlement. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever. Notwithstanding the foregoing, any of the Released Persons may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be bought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

IX.	STAY OF PROCEEDINGS

9.1       Upon the execution of this Stipulation, the Settling Parties agree that, except as provided herein, all outstanding discovery obligations (including non-party discovery obligations) will be stayed without date, and that the Settling Parties jointly request that the Court stay any further proceedings in the Action, pending submission of the Settlement for the Court’s approval. Counsel to the Settling Parties further agree not to initiate any proceedings other than those incident to effecting the Settlement itself and not to seek any interim relief in favor of any member of the Class.

X.	NO WAIVER

10.1       Any failure by any party to this Stipulation to insist upon the strict performance by any other party to this Stipulation of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party to this Stipulation, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party to this Stipulation.

10.2       No waiver, express or implied, by any party to this Stipulation of any breach or default by any other party to this Stipulation in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

XI.	ENTIRE AGREEMENT

11.1       This Stipulation constitutes the entire agreement among the Settling Parties with respect to the subject matter hereof, and may not be amended nor may any of its provisions be waived except by a writing signed by all of the Settling Parties hereto. All of the exhibits hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

XII.	GOVERNING LAW & PREVAILING PARTY

12.1       This Stipulation and the Settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. Any dispute arising out of this Stipulation or Settlement shall be filed and litigated in any state court within the State of Delaware that has jurisdiction. Each party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in a Delaware state court; and (ii) waives any right to object to venue or forum in such action.

12.2       In any action brought by a Settling Party against another Settling Party to enforce the terms of this Settlement, the party prevailing on any claim, matter or issue shall be entitled to recover from the losing party all reasonable fees, expenses and costs, including but not limited to attorneys’ fees, incurred in bringing such claim, matter or issue.

XIII.	RIGHT TO INJUNCTIVE RELIEF

13.1       The Settling Parties acknowledge and agree that (i) any breach of this Stipulation may result in immediate and irreparable injury for which there is no adequate remedy available at law; and (ii) in addition to any other remedies available, specific performance and injunctive relief are appropriate remedies to compel performance of this Stipulation.

XIV.	COUNTERPARTS

14.1       This Stipulation may be executed in counterparts and transmitted by facsimile, via e-mail as a PDF file, or as an original signature by any of the signatories hereto, and as so executed shall constitute one agreement.

XV.	EXECUTION AUTHORITY

15.1       Each of the attorneys executing this Stipulation has been duly empowered and authorized by his/her respective client(s) to do so.

XVI.	SUCCESSORS AND ASSIGNS

16.1       This Stipulation is and shall be binding upon, and shall inure to the benefit of, the Settling Parties (and, in the case of the releases, all Released Persons as third-party beneficiaries) and their respective agents, successors, executors, heirs and assignees, including without limitation any corporation or other entity with which any party hereto may merge or otherwise consolidate.

XVII.	REASONABLE BEST EFFORTS

17.1       The Settling Parties and their respective counsel further agree to cooperate fully with one another and to use their reasonable best efforts to obtain the Court’s approval of this Stipulation and the Settlement and a dismissal with prejudice of the Action (including, but not limited to, resolving any objections raised to the Settlement).

17.2       Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out the provisions of this Stipulation.

XVIII.	WARRANTY AND NON-ASSIGNMENT OF CLAIMS

18.1       Plaintiffs and their counsel represent and warrant that none of Plaintiffs’ claims or causes of action referred to in this Stipulation or that were alleged in the Action have been assigned, encumbered or in any manner transferred in whole or in part.

Dated: March 15, 2019
/s/ Nathan A. Cook
Nathan A. Cook (#4841)
Eric L. Zagar	GRANT & EISENHOFER P.A.
Robin Winchester	123 Justison Street
Justin O. Reliford	Wilmington, Delaware 19801
Grant Goodhart	Tel: (302) 622-7000
KESSLER TOPAZ
MELTZER & CHECK, LLP	Co-Lead Counsel for Co-Lead Plaintiffs
280 King of Prussia Road	Asbestos Workers’ Philadelphia
Radnor, Pennsylvania 19087	Pension Fund and Erie County
Tel: (610) 667-7706	Employees Retirement System

/s/ David A. Dorey
David A. Dorey (#5283)
Larry R. Wood, Jr. (#3262)
Adam V. Orlacchio (#5520)
BLANK ROME LLP
1201 N. Market Street, Suite 800
Wilmington, Delaware 19801
Tel: (302) 425-6400

Counsel for Defendant John T. Hewitt,
Gordon D’Angelo, Ellen M. McDowell,
Nicole Ossenfort, and John Seal

/s/ A. Thompson Bayliss
A. Thompson Bayliss (#4379)
Tariq Mundiya	ABRAMS & BAYLISS LLP
Jeffrey Korn	20 Montchanin Road, Suite 200
Christopher McNamara	Wilmington, DE 19807
WILLKIE FARR &	Tel.: (302) 778-1000
GALLAGHER LLP
787 Seventh Avenue	Counsel for Nominal Defendant Liberty Tax, Inc.
New York, New York 10019
Tel.: (212) 728-8000